Camber Energy, Inc. 8-K

Exhibit 99.1

Lineal Merger Sets Stage for Increased Revenue, Stability, and Growth

HOUSTON, TX / (Oct. 17, 2019) – Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in Houston, Texas today provided a shareholder update highlighting fundamental developments at its wholly-owned subsidiary Lineal Star Holdings, LLC (“Lineal”) and the audited financial statements included with its recently filed Current Report on Form 8-K/A (Amendment No. 2).

New Chapter Underway

The merger of Camber and Lineal, completed in July 2019, began a new chapter in the Company’s history. Historically, Camber’s focus was on oil and gas exploration and production, a business subject to volatility resulting from wide and often unpredictable swings in commodity prices. Currently, the merged Company’s major asset is Lineal Industries, Inc., a pipeline and utility service company that was acquired by Lineal in July 2018, which now positions Camber as an energy infrastructure company.

With the recent acquisition of Evercon Energy, located in College Station, Texas, Lineal has added additional pipeline services capabilities, as well as heavy civil infrastructure experience. Midstream and downstream pipelines, utilities, specialty construction and civil infrastructure projects are now the expanded focus of operations. All of Lineal’s acquisitions are intended to develop a more stable and predictable revenue stream. setting the stage for steady growth, rather than the income booms and busts of companies solely producing oil and gas.

Audited Financial Statements: Improved Operating Performance

Audited financial statements for Lineal for the years ended March 31, 2019 and 2018, including financial statements prior to Lineal Star Holdings’ acquisition of Lineal Industries and for Lineal after its acquisition of Lineal Industries, as disclosed in the Company’s Current Report on Form 8-K/A (Amendment No. 2), filed with the Securities and Exchange Commission on October 7, 2019, show sharply improved operating performance for Lineal in the more recent period under current leadership.

A net loss of $7.4 million was recorded by Lineal Industries for the year ended March 31, 2018, and an additional loss of $2.4 million was recorded for the period from April 1, 2018 through July 28, 2018. In contrast, following Lineal’s acquisition of Lineal Industries on July 29, 2018, financial performance improved significantly. Net profit (loss) for the period from July 29, 2018 through March 31, 2019 was nearly breakeven, with Lineal recording a net loss of $0.1 million. Management’s priorities continue to be pursuing profitable, diverse projects ranging from $500,000-$15 million in revenue. Management believes 2020 can bring steady growth and a positive improvement in operations as a result of the Company’s ability to focus all of its resources on growth, that will not have the expense and lost time from the merger with Camber that required both financial and human resources that affected results. In 2020, Lineal’s team will be focused on building the Lineal future and achieving our long-term goals.

Growth Strategies

A two-pronged approach to growing the Company is being pursued: organically and through acquisitions. Efforts to grow internally are being pursed through a focus on top tier Lineal customers and pipeline integrity projects that were historically profitable over the company’s 64-year-old heritage. “The market for these types of projects is relatively stable and growing and we believe that we are gaining market share in projects in the $1-15 million range, based on recent bids that have been submitted. Lineal has a history of success in projects of this size and it’s a niche part of the market where we believe that Lineal has a distinct competitive advantage,” said Tim Connolly, CEO of Lineal Star Holdings, who continued, “We are carefully listening to shareholder input involving operating performance and we believe that the steps we are taking will create increased long-term value for all shareholders.”

Growth through acquisitions is another key strategy. Mr. Connolly noted, “Numerous candidates are being brought to our attention and we are actively pursuing acquisitions. At the same time, we are being disciplined and selective in this process. The Company is primarily seeking smaller, private companies where we can leverage our industry relationships and financial capabilities to drive profitable growth, such as the recent acquisition of Evercon Energy LLC.

Many shareholders of the Company have inquired regarding the number of common stock shares outstanding which has substantially increased in recent months, as noted in recent Current Report on Form 8-K filings. The number has increased from approximately 2,154,998 shares of common stock issued and outstanding on July 8, 2019 to 66,007,701 shares of common stock issued and outstanding on October 16, 2019. The cause of this shareholder dilution is mainly due to shares of Series C Preferred Stock which have been converted into common stock. Conversions and sales may have also caused Camber’s share price to decline sharply.

For more information about Camber Energy, investors can visit https://ir.camber.energy/.

About Lineal Star Holdings, LLC

Lineal, based in Houston, Texas, is the parent company of (a) 64-year-old Lineal Industries Inc. ("Lineal Industries"), based in Pittsburgh, Pennsylvania, (b) Lineal Star Incorporated ("Lineal Star"), headquartered in Houston, and (c) Evercon Energy, LLC, headquartered in College Station, Texas. Each of these companies were acquired by Camber as part of the merger announced in July 2019 or subsequent thereto. Lineal Industries has provided over six decades of upstream, midstream, and utilities pipeline maintenance, specialty construction and integrity services to Fortune 500 companies located in the states of Ohio, Pennsylvania, Virginia, West Virginia, Maryland and New York.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy’s (NYSE American: CEI) primary focus is midstream and downstream pipeline specialty construction, maintenance and field services via its acquisition of Lineal Star Holdings LLC, the owner of Lineal Industries, Inc., as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on July 9, 2019 (as amended). For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This press release may include “forward-looking statements” which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include, but are not limited to, risks relating to the absence or delay in receipt of stockholder approval of the issuance of shares of our common stock in connection with the acquisition of Lineal and related transactions; change orders that are subject to change or cancellation, which may reduce the value expected from projects, or the timing of such projects; government approvals or third party consents; risks relating to funding we may never receive and/or the terms of such funding, if received; the risks of substantial and significant ongoing dilution of common stockholders pursuant to conversions of our Series C Preferred Stock, conversion premiums associated therewith and true-ups thereon; risks related to over-hang and significant decreases in our common stock trading prices as common stock shares issued upon conversion of our Series C Preferred Stock are publicly sold, compounded and exacerbated by successive conversions and sales; risks relating to the liquidation preferences and rights of our preferred stock; risks relating to the redemption rights of our preferred stock; risks relating to extensions and approvals provided by the NYSE American; risks relating to our ability to maintain our NYSE American listing due to falling stock prices and other matters; risks relating to significant downward pressure on our common stock trading prices caused by sales of our common stock by our Series C Preferred Stock holder and others; risks related to potential future acquisitions or combinations, the risks of not closing such transaction(s) and the ultimate terms of such acquisition(s), if closed; and other risks described in Camber's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of Camber if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company undertakes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

Media Contact:

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SOURCE: Camber Energy, Inc